Strategic Frame Agreement

By and between

China Tel Group, Inc.

and

Runcorn Technologies Ltd.

Dated October 6, 2008

This STRATEGIC FRAME AGREEMENT (the "Agreement") is entered into and is effective as of the 6 day of October, 2008 (the "Effective Date") and is by and between China Tel Group Inc., and its wholly owned subsidiary TrussNet USA Inc., a company incorporated under the laws of Nevada, whose primary address is 8105 Irvine Center Drive, Suite 800, Irvine, CA 92618 ("China Tel Group") and Runcorn Technologies Ltd., a company registered in the state of Israel, whose primary address is 11 Moshe Levi Street, Rishon Lezion ("Runcorn") (each of China Tel Group and Runcorn shall hereinafter be referred to as a "party" and together the "parties").

RECITALS

WHEREAS China Tel Group is in the business of designing, developing, operating, and maintaining wireless communications facilities. China Tel Group's joint venture partner CECT-Chinacomm is the major holder of 3.5 GHz spectrum licenses from the Ministry of Tnformation Industry Technology of China (MIIT). China Tel Group is designing, developing, operating, and maintaining IEEE g802.16d 01-DMA-2k flavor networks in twenty nine (29) cities in China on 3.5 GHz spectrum for CECT-Chinacomm; and

WHEREAS Runcorn is in the business of developing superior technological standards and products that target the emerging beyond 3G market, enabling the delivery of enhanced communications services to cellular phones and other mobile devices. Runcorn's nnique enhancement to existing OFDMA technology permits the manufacture of an IEEE 802.16d OFDMA-2k flavor base station that is upgradeable to an 802.16e Mobile WiMAX base station solely through a software upgrade; and

WHEREAS China Tel Group and Runcorn desire to set forth the terms and conditions relating to the strategic collaboration between China Tel Group and Runcorn pursuant to which Runcorn will design, manufacture and sell "Products," as defined herein, to China Tel Group, and under which China Tel Group will exclusively purchase such Products from Runcorn in a way that Runcorn shall be the lead hardware vendor for China Tel Group's deployment of network world wide, including, but not limited to, in twenty nine (29) cities (including but not limited to the main cities Beijing, Shanghai , Shenzhen, Guangzhou and Nanjing) in The People's Republic of China.

WHEREAS Runcorn desires to invest an amount of USD 100,000,000 in China Tel Group as a strategic investment in consideration for the receipt of 28.6% of the issued and outstanding share capital of China Tel Group, on a fully diluted basis, subject to the terms set forth herein below.

NOW, THEREFORE, in consideration of the covenants stated herein, and for other good and valuable consideration, the receipt and sufficiency of which the parties hereby acknowledge receipt of, the parties agree as follows:

1.           Definitions.

1.1           "Affiliate" means any person or entity that controls, is controlled by, or is under common control with, any party, whether directly or indirectly. For this purpose, the term "controls" (including its correlative meanings "controlled by" and "under common control of') means the ownership of 50% or more of the voting interests in the subject entity and/or the ability to control in fact the management policies, business and affairs of the subject entity.

1.2           "Confidential Information" means information disclosed by a party to the other party that is designated at the time of disclosure as confidential (or like designation), is disclosed in circumstances of confidence, or would be understood by the receiving party, exercising reasonable business judgment, to be confidential.

1.3           "Delivery Date" means the date the Products are delivered to China Tel Group, as provided for herein.

1.4           "Demo" means the three (3) Base Stations site (each site, three (3) sectors) to be performed pursuant to this Agreement in accordance with the Demo Plan to be attached as an addendum to this Agreement within a period of thirty (30) days as of the Effective Date by the mutual consent of both parties and shall be marked as Exhibit A.

1.5           "Deployment Plan" means the plan for the deployment of network world wide, including, but not limited to, in twenty nine (29) cities (including but not limited to the main cities Beijing, Shanghai, Shenzhen, Guangzhou and Nanjing) in The People's Republic of China. The Deployment Plan shall be divided in to three parts — for the initial two (2) cities, additional three (3) cities and the remaining cities in the People's Republic of China.

1.6           "Ordered Products" or "Products" means, the quantities of the Products that China Tel Group orders from Runcorn as shall be specified in Exhibit B to be attached as an addendum to this Agreement within a period of thirty (30) days as of the Effective Date by the mutual consent of both parties (including Base Stations, CPEs, System (such as NOC and billing) and excluding the connection of the systems to the backbone, fiber optic ring, legacy etc. over microwave) and any additional Runcorn's product that the parties mutually agree in writing to add to this Agreement. Such purchase order (i) is subject to the terms and conditions of this Agreement, and (ii) authorizes Runcorn to ship a definite quantity of Products to China Tel Group on a "Delivery Date," as defined herein, other than as otherwise set forth in this Agreement. All Products delivered pursuant to this Agreement shall be delivered Ex-Works, Runcom's facilities (Incoterms 2000).

1.7           "SAT" or "Site Acceptance Test" means the Site Acceptance Test as set forth in Exhibit [C] or as may be updated by the mutual consent of the parties.

1.8           "Initial Launch" means the deployment by China Tel Group of Runcorn Products in a total of five (5) cities according to the Initial. Deployment Plan to be attached as an addendum to this Agreement within a period of thirty (30) days as of the Effective Date by the mutual consent of both parties and shall be marked as Exhibit Dl / D2.

1.9           "Trial Plan and Proposal" means the Trial's plan, which includes the cost of the Trial and the principle assumptions that were the basis of such proposal as shall be specified in Exhibit D.

2.           Certain Interpretive Matters.

Unless the context requires otherwise, (1) all references to Sections, Articles, Exhibits, Appendices or Schedules are to Sections, Articles, Exhibits, Appendices or Schedules of or to this Agreement, (2) each of the Schedules will apply only to the corresponding Section or subsection of this Agreement, (3) words in the singular include the plural and visa versa, (4) the term "including" means "including without limitation," (5) the terms "herein," "hereof," "hereunder" and words of similar import shall mean references to this Agreement as a whole and not to any individual Section or portion hereof. All references to $ or dollar amounts will be to lawful currency of the United States of America. All references to "day" or "days" will mean calendar days and all references to "quarter(ly)," "month(ly)" or "year(ly)" will mean Fiscal Quarter, Fiscal Month or Fiscal Year, respectively; and (6) all terms specified herein for the purposes of finalizing the Exhibits, Appendices or Schedules of this Agreement may be extended by the mutual consent of the parties.

3.           Demo.

At a mutually agreed date, Runcom shall perform the Demo (according to the Demo Plan set forth in Exhibit A to be attached to this Agreement) at a site designated by China Tel Group (the "Site Demo"). The consideration payable to Runcorn by China Tel Group for the performance of the Demo shall be specified in Exhibit Al.

4.           Initial Launch.

4.1           At a mutually agreed date, Runcorn shall commence the deployment (according to the initial deployment plan set forth in Exhibit DI to be attached as an addendum to this Agreement within a period of thirty (30) days after the completion of the Demo but no later than three (3) months as of the Effective Date at Beijing and Shanghai (the "Initial Deployment"). The consideration payable to Runcorn by China Tel Group for the performance of the Tnitial Deployment shall be specified in Exhibit F to be attached as an addendum to this Agreement.

4.2           After completion of the Initial Deployment specified above, China Tel Group and Runconi shall perform an additional deployment of additional three {3) cities in accordance with the Scope of Work ("SOW") and Deployment Plan to be attached as an addendum to this Agreement and marked as Exhibit D2 (the "Second Phase of Deployment" and together with the Initial Deployment, the "Initial Launch"). In consideration of the performance of the Second Phase of Deployment, China Tel Group shall pay Runcorn an amount as shall be specified in Exhibit F.

4.3           Both parties acknowledges that the deployment of Runcorn's Products as per this Agreement (including, but not limited to the Initial Deployment) is subject to the receipt of any applicable certification(s), which both parties and CECT-Chinacomm will use best efforts to obtain.

5.           Purchase and Sale of Products and Services.

5.1           Purchase and Sale. Subject to the successful completion of the Trial, according to the SAT, China Tel Group shall purchase from Runcorn the Ordered Products, according to the schedule to be attached as an addendum to this Agreement within a period of thirty (30) days as of the Effective Date by the mutual consent of both parties and shall be marked as Exhibit E, pursuant to the terms and conditions of this Agreement. The purchase of the Ordered Products is non-cancellable, other than as expressly permitted tinder this Agreement; provided, however that China Tel Group will be entitled to reschedule the Delivery Date of Ordered Products according to Section 9.4 below.

5.2           Exclusivity. China Tel Group agrees and undertakes to exclusively purchase from Runcorn WiMAX's Base Stations, CPEs and systems in connection with the deployment of telecommunication network world wide, including, but not limited to, in twenty nine (29) cities in The People's Republic of China with respect to which China Tel Group was already contracted by CECT-Chinacomm.

5.3           Product(s) Specification. The Products to be supplied by Runcorn to China Tel Group pursuant to this Agreement shall be according to the specifications applicable thereto.

5.4           Process and Information. China Tel Group agrees to provide to RI (i) such process technology or information as is required to be disclosed in the performance of this Agreement; (ii) statutory applicable requirements; and (iii) any additional information reasonably required by Runcorn.

5.5           Services. Following the execution of this Agreement, the parties shall in good faith negotiate a Service Level Agreement ("SLA"). It is the parties' intention to enter into such a SLA within a period of sixty (60) days as of the execution of this Agreement.

6.    Purchase and Sale of Shares.

6.1           Runcorn shall invest (directly and/or through its assignee) a total amount of USD 100,000,000 (the "Investment Amount") in China Tel Group as a strategic investment in consideration of the receipt of 28.6% of the issued and outstanding share capital of China Tel Group, on a fully diluted basis (as at the date of the closing of said investment), according to terms to be mutually agreed upon between the parties under a Stock Purchase Agreement (the "SPA"). The SPA will contain customary representations and warranties for a transaction of this type. The Investment Amount will be paid to China Tel Group by Runcorn in two equal payments; the closing of fifty percent (50%) of the Investment Amount (i.e., USD 50,000,000) is anticipated to occur within a period of ninety (90) days as of the Effective Date and the closing of the remaining fifty percent (50%) of the Investment Amount is anticipated to occur within a period of six (6) months after the first closing. It is hereby agreed that Runcorn shall have the option (at its discretion) to invest up to fifty percent (50%) of each of the payments of the Investment Amount in form of convertible debentures in terms to be specified in the SPA.

6.2           Both parties shall act to obtain any and all approvals required by it for the execution, delivery and performance of the SPA and any actions contemplated thereunder within a period ninety (90) days as of the effective date.

6.3   Runcorn agrees and acknowledges that China Tel Group may be restricted from executing, delivering and/or performing tbe SPA referred to in this Section 6, and therefore, China Tel Group is entitled to terminate negotiation of the SPA, by written notice to Runcorn. In such an event R1111C0111 will not be entitled to any rights and/or remedies against China Tel Group, its stockholders, directors and/or officers in connection with the -termination of this Section 6. For the avoidance of doubt, termination of this Section 6 by China Tel Group shall not in any- way be interpreted as derogating from any of either China Tel Group's or Runcom's obligations under this Agreement (including, but not limited to, pursuant to Section 5.2 above).

6.4   Sole Remedy. In case Runcorn fails to execute, deliver and/or perform the SPA (including, but not limited to, the purchase of securities contemplated thereunder), from any reason whatsoever, as sole remedy, China Tel. Group shall be entitled to terminate its exclusivity undertaking under Section 5.2 above, provided, however that Runcorn shall remain China Tel Group's preferred WiMAX vendor and be entitled to a right of first refusal with respect to any purchase by and/or on behalf of China Tel Group of WiMAX's Base Stations, CPEs and systems in connection with the deployment of telecommunication network world wide.

Other than termination of China Tel Group's exclusivity undertaking under Section 5.2 above, China Tel Group and/or anyone on its behalf shall not have any claims and/or demands against Runcorn, its stockholders, directors and/or officers in connection with Runcorn's failure to execute, deliver and/or perform the SPA and its obligations under this Section 6, regardless of the reason of Runcorn' s failure.

7.           Performance Reviews

7.1           Planning.

(a)           China Tel Group will quarterly provide Runcorn, with a written Products deployment plan for each calendar quarter or as may be otherwise agreed between the parties. In addition, Runcorn will be entitled to reasonably request China Tel Group for an updated deployment plan from time to time. This demand will include desired finished products breakout by products, systems and services ("Deployment Plan").

(b)           Based on the Deployment Plan, Runcorn shall develop a proposed Product loading plan for each period ("Proposed Loading Plan"). Runcom shall provide China Tel Group with the Proposed Loading Plan at reasonable promptness following the preparation of each Proposed Loading Plan.

7.2           Performance Reviews and Reports.

(a)           China Tel Group and Runcorn shall meet each quarter to discuss the performance of this Agreement and the current applicable and future deliveries to be provided to China Tel Group by Runcorn.

(b)           In addition, during the initial six (6) months term of this Agreement, the parties shall conduct a weekly / monthly conference call, as required, for the purpose of discussion concerning all issues arising at the performance of this AgreeMent.

8.           Products Pricing.

8.1           Product prices shall be as set forth in to be attached as an addendum to this Agreement within a period of thirty (30) days as of the Effective Date by the mutual consent of both parties and shall be marked as Exhibit F and will include all applicable direct, indirect and incidental manufacturing charges relating to the manufacturing and sale of Products to China Tel Group, including without limitation packing and packaging fees, but prices do not include applicable sales taxes or transportation charges. Applicable sales taxes, if any, will be paid by China Tel Group.

8.2           Favorable Terms. Without derogating from Section 8.1 above, on an a quarterly basis, the prices of the Products purchased by China Tel Group during the applicable calendar quarter, will be the same as or lower than Runcorn's most favorable customer price paid to Runcorn during the applicable calendar quarter, for the same products, under similar terms and conditions. If the prices are not the same as or lower than Runcom's most favorable customer price during such calendar quarter, Runcorn will reduce the prices to meet such most favorable prices for all Products to be delivered to China Tel Group after the effective date of the price reduction.

8.3           Unless otherwise set forth in a Purchase Order accepted by Runcorn in writing or otherwise agreed to in writing by Runcom's General Manager, all prices and shipments of Products will be made available to China Tel Group Ex-Works (Incoterms 2000) at Runcorn's designated facilities.

9.             Delivery Date Schedules.

9.1           China Tel Group shall purchase Products from Runcom in accordance with the Exhibit E.

9.2           Delivery Confirmation. China Tel Group shall provide Runcorn with written confirmation of a Delivery Date at least sixty (60) days prior to each calendar month for Products to be shipped within that month. Each written confirmation shall: (i) specifically reference this Agreement and (ii) state the quantity of Products, exact desired Delivery Date, and location of shipment.

9.3           Confirmation. Unless otherwise agreed in writing by the parties, Runcorn shall confirm in writing within fourteen (14) days of the receipt of China Tel Group's confirmation the acceptance of such confirmation.

9.4           Rescheduling Delivery Date. At no additional charge, subject to China Tel Group's written notice, China Tel Group may reschedule each Delivery Date twice up to a period of thirty (30) days (for each rescheduling) from the previously scheduled Delivery Date.

10.           Packing and Shipment.

10.1           All Products shall be packaged and prepared for shipment in a manner that follows good commercial practice and is acceptable to common carriers for shipment.

10.2           Each shipment shall be accompanied by a packing slip on the outside of the box that will include China Tel Group's part numbers, Runcom's part number and the quantity shipped. China Tel Group shall specify the method of shipment, by a written notice, within a reasonable time prior to the shipment of the applicable Products; otherwise, Runcorn shall use its discretion in selecting a method of shipment, and if reasonably possible, such method consistent with past practices of China Tel Group.

11.           Title and Delivery.

11.1           Title and risk of loss for a Product shall pass from Runcorn to China Tel. Group at such time as the Products have been delivered to China Tel Group's designated point of delivery.

11.2           The Delivery Date shall be pursuant to the schedule to be specified in Exhibit E, unless otherwise agreed between the parties according to the terms of this Agreement and subject to China Tel Group's right to reschedule the Delivery Dates as per Section 9.4 above.

12.           Invoicing and Payment.

12.1           Payments.

(a)           Within a period of thirty (30) days as of the issuance of a purchase order for the purchase of Products, China Tel Group shall pay Runcorn an advance payment in an amount equal to thirty percent (30%) of the value of the Products purchased under such purchase order; and

(b)           Upon the delivery of the applicable products, China Tel Group shall pay Runcorn an additional payment in an amount equal to thirty percent (30%) of the value of the Products delivered to China Tel Group in such Delivery Date.

(c)           Additional thirty percent (30%) of the value of the purchase order shall be paid upon the installation of the applicable Products.

(d)           The remaining ten percent (10%) of the value of the Products will be paid to Runcorn by China Tel Group upon the optimization and acceptance of such Products. The optimization and acceptance process as per this sub-section (d) will be completed by no later than three (3) months as of the Delivery Date.

12.2           Any and all payments to Runcorn pursuant to this Agreement shall be paid in full, non-refundable and without deductions for any sales, use, excise, value added, or other similar taxes or any other governmental fees or charges (collectively "Taxes"). Each party shall bear any and all Taxes due by such party under its applicable law. Each party agrees to provide reasonable assistance without charge in any proceeding for the refund or abatement of any such Taxes the other party is required to pay.

13.           Termination for Cause.

Excluding non-canceled purchase of Products, either party may terminate this Agreement if the other party breaches any material term or condition of this Agreement and fails to remedy the breach within sixty (60) days or a mutually agreed upon date or time frame after receipt of written notice detailing any such breach.

14.           Representations and Warranties.

14.1           Runcorn warrants that for a period of twelve (12) months from the date that the Product is delivered to China Tel Group (the "Warranty Period") all Products delivered under this Agreement: 1) shall be in compliance with any Product specifications or documentation provided by Runcorn; and 2) that all such Products shall be free from defects in materials and workmanship.

14.2          If during the Warranty Period China Tel Group identifies a warranty problem, China Tel Group shall promptly notify Runcorn and Runcorn shall provide China Tel Group with a Return Material Authorization ("RMA") within ten (10) business days thereof. Within thirty (30) business days after receipt of any returned Products, Runcorn shall, at Runcom's option and as China Tel Group sole remedy, either repair or replace such Products.

14.3          Runcorn shall not be responsible for breaches of the warranty provided for in this Section 14 to the extent that the defective Products were subjected to misuse, neglect, improper installation, have been subject to abnormal conditions (mechanical, electrical or thermal) during storage installation or use, used in a non-standard environment, unusual physical or electrical stress by a party other than Runcorn.

14.4          China Tel Group agrees and undertakes not to copy, reverse engineer, disassemble or decompile any of the Products and/or other deliverable provided to it by R1.111C0111 and/or to use such Products for any purpose other than the purpose contemplated hereunder:-

14 5          China Tel Group represents and warrants that it has the right to enter into this Agreement and that its performance of this Agreement will not violate the terms of any contract, obligation, law, regulation or ordinance to which it is subject to.

14.6          Runcom's Logo. All products purchased from Runcorn pursuant to this Agreement shall include Runcorn "Run's On Runcorn" logo on such products in a location and of a size reasonably requested by Runcorn.

14.7          THE WARRANTY BY RUNCOM SET FORTH HEREIN IS IN LIEU OF ALL OTHER WARRANTIES, WHETHER EXPRESS, IMPLIED OR STATUTORY, INCLUDING BUT NOT LIMITED TO THE WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE WHICH ARE HEREBY EXPRESSLY DISCLAIMED.

15.           Limitation of Liability.

EXCEPT WITH RESPECT TO THE BREACH OF CONFIDENTIALITY (SECTION 17 CONFIDENTIALITY), INTELLECTUAL PROPERTY RIGHTS (SECTION 16 CONFIDENTIALITY) OR FAILURE TO PAY FOR PURCHASED PRODUCTS: 1) NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY SORT OF DAMAGES, DIRECT, INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES OR FOR LOSS OF PROFITS OR FOR INFRINGEMENT OF THIRD PARTIES' INTELLECTUAL PROPERTY RIGHTS OR REVENUE ARISING OUT OF OR RELATING TO THIS AGREEMENT OR TI-IE BREACH HEREOF, WHETHER OR NOT THE PARTY WAS ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THE LIMITATIONS IN THIS SECTION SHALL APPLY TO ALL CLAIMS OF EVERY NATURE, KIND AND DESCRIPTION WHETHER ARISING PROM BREACH OF CONTRACT, BREACH OF WARRANTY, NEGLIGENCE OR OTHER TORT, OR OTHERWISE.

16.           Intellectual Property.

16.1           All intellectual property of any kind and type presently owned by Runcorn shall remain the sole property of Runcorn. Without derogating from the generality of the above, the above shall apply to all local and foreign copyrights, including United States, Israel and international copyrights, trade secret rights, technology, software source codes, and patent rights. No transfer of intellectual property rights or license is meant to be effected or granted by this Agreement.

16.2           Each party and its licensors, shall own and shall retain all rights, title and interest in and to: (a) Any of its intellectual property rights including any development of such party contemplated hereunder (including all copies, modifications, and derivative works thereof, by whomever produced); (b) All of its service marks, trademarks, trade names or any other designations associated with each party's technology and products; and, (c) All copyrights, patent rights, trade secret rights, and other proprietary rights relating to each party's technology and products, whether registered or not. Nothing contained in this Agreement shall be construed as granting to any party, any rights, by license or otherwise, in or to the other parties' confidential information, technologies or related intellectual property rights, other than the right to use the information disclosed or provided by the other parties hereunder only for the purpose contemplated by this Agreement

16.3           Without derogating from the aforesaid, any intellectual property (of any sort or kind) arising out of work and/or services performed by and/or on behalf Runcorn in connection with this Agreement, to the extent performed, shall be solely owned by Runcorn.

17.           Confidentiality.

17.1           Each party will use reasonable care in holding the other's Confidential Information in confidence and not disclose it to anyone except the party's employees, who have a need to know for purposes of carrying out or accounting for this Agreement and have agreed in writing in advance to be bound by confidentiality terms substantially similar to those in this Agreement.

17.2           Exceptions. Confidential Information is not protected if a recipient can demonstrate through written documentation that (a) it was already known; (b) it becomes known or generally available to the public (other than by act of the recipient) after its disclosure; (c) it is disclosed or made available in writing to the recipient by a third party having a bona fide right to do so and without similar confidentiality obligations; (d) it is independently developed by recipient, as demonstrated by its business records; or (e) it is required to be disclosed by subpoena or other process of law. The recipient will notify the disclosing party promptly of a subpoena or other process of law requiring disclosure and reasonably cooperate with such party in order to try and avoid and/or minimize the disclosure of Confidential Information.

17.3           Return of Tnforrnation. Upon termination of this Agreement, each party shall return to the other party all property that is owned by the other party, or destroy and certify destruction thereof, including all Confidential Tnformation of the other party.

18.           General.

18.1           Assignment. Neither party shall have the right to assign this Agreement in whole or in part or delegate obligations without the express written consent of the other party (other than Section 6 above), said consent not to be unreasonably withheld or delayed. Notwithstanding the aforesaid, either party is entitled to assign its and/or obligations in connection with the merger and/or acquisition of such party. Any attempted prohibited assignment or delegation shall be null and void.

18.2           Notices. All notices and communications hereunder shall be sent to the parties at the address or facsimile numbers, set forth in this Section below (a) by first class or certified mail, postage prepaid, (b) by facsimile with confirmation of transmission, (c) delivered personally, or (d) sent by commercial courier with written verification of delivery. Any such notice shall be deemed received by a party forty-eight hours after delivery by a party to the other party via the provisions (a) through (d) of this Section 18.2. Either party may change the designated individuals) and/or their address or facsimile number by written notice to the other party. Notwithstanding the aforesaid, any notice personally served to the other party will be deemed received by such party upon its actual receipt.

If to China Tel Group
Mr. George Alvarez, CEO
8105 Irvine Center Drive Suite 800
Irvine, CA 92618 USA

If to Runcorn
Mr. Moshe Levinson, EVP
Runcorn Technologies Ltd.
11 Moshe Levi Street, Rishon. Lezion
75658, Israel

With a copy to Legal Department

Either party may change its address for notices upon giving seven (7) days' written notice of such change to the other party in the manner provided above.

18.3           Force Majeure. Neither party shall be liable to the other for any alleged loss or damages resulting from failure to perform due to acts of God, natural disasters, acts of civil or military authority, government priorities, fire, floods, earthquakes, quarantine, energy crises, war or riots. Each party shall promptly notify the other party of such event.

18.4           Governing Law. This Agreement shall be construed in accordance with and all  disputes hereunder shall be governed by the laws of the state of the State of Israel, without reference to its conflicts of law provisions. The courts of the Israel shall have sole jurisdiction and venue over all controversies in connection herewith. The parties exclude in its entirety the application to this Agreement of the United Nations Convention on Contracts for the International Sale of Goods.

18.5           Survival of Obligations. Any obligations and duties that by their nature extend beyond the expiration or termination of this Agreement shall survive any expiration -or termination of this Agreement.

18.6           Entire Agreement, Amendments. This Agreement, and any exhibits hereto constitute the entire Agreement between and final understanding of the parties with respect to the subject matter of this Agreement and supersedes and terminates any and all prior or contemporaneous negotiations, representations, understandings, discussions, offers or agreements between the parties, whether written .or verbal, express or implied, bilateral or ilateral, relating in any way to the subject matter of this Agreement. This Agreement is intended by the parties to be a complete and wholly integrated expression of their understanding and agreement relating to the subject matter hereof, and this Agreement may not be altered, amended, modified or otherwise changed in any way except by a written instrument which specifically identifies the intended alteration, amendment, modification or other change and clearly expresses the intention to so change this Agreement, is signed by a duly authorized representative of China Tel Group and Runcorn. This Agreement is executed in English and no translation will have any effect on the interpretation thereof.

18.7           Waiver. No waiver of any default hereunder or any terms or conditions of this Agreement shall be deemed to be a waiver of any other or subsequent default or of any other term or condition, but shall apply solely to the instance to which such waiver is directed.

18.8           Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be contrary to law, the remaining provisions of this Agreement will remain in full force and effect and shall be interpreted, to the extent possible, to achieve its purposes without the invalid, illegal or unenforceable provision.

18.9           List of Exhibits. The following appendices shall be finalized and added as an addendum to this Agreement by the mutual consent of the parties according to the schedule set forth herein.

Exhibit A — Demo Plan
Exhibit B — List of Products and Specifications Exhibit C — Site Acceptance Tests ("SAT") Exhibit D —Trial Plan and Proposal
Exhibit E — Schedule and Delivery Dates
Exhibit F — Pricing

IN WITNESS WHEREOF, China Tel Group's and Runcorn's duly authorized representative have executed this Agreement as of the Effective Date.

"China Tel Group"	"Runcom"

CHINA TEL GROUP	RUNCOM TECHNOLOGIES LTD
By: /s/ signature	By: /s/ signature
Printed Name: Alvarez	Printed Name
Title: CEO	Title: CEO

/s/ signature	/s/ signature
President	EVP